Exhibit 10.2

PERFORMANCE GUARANTY
AND
PARENT UNDERTAKING AGREEMENT

This PERFORMANCE GUARANTY AND PARENT UNDERTAKING AGREEMENT, dated as of December 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, this “Performance Guaranty”), is made by UNITED STATES CELLULAR CORPORATION, a corporation organized under the laws of the State of Delaware, as guarantor (the “Performance Guarantor”) in favor of each Guaranteed Party (as defined below).

PRELIMINARY STATEMENTS:

(1)                                 USCC EIP LLC (the “Seller”), as purchaser and certain originators (the “Originators”), as sellers, have entered into that certain Receivables Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Sale Agreement”), dated as of March 17, 2017, pursuant to which the Originators have sold, and will from time to time sell, Receivables and Related Rights and other related collateral to the Seller.

(2)                                 USCC Receivables Funding LLC (the “Transferor”), as purchaser and the Seller, as seller, have entered into that certain Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), dated as of December 20, 2017, pursuant to which the Seller has sold, and will from time to time sell, Receivables and Related Rights and other related collateral to the Transferor.

(3)                                 The Transferor, USCC Services, LLC (“USCC Services”), as servicer (in such capacity, the “Servicer”) and custodian, and USCC Master Note Trust (the “Issuer”) have entered into that certain Transfer and Servicing Agreement, dated as of December 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Transfer and Servicing Agreement”), pursuant to which the Transferor has transferred, and will from time to time transfer, Receivables and Related Rights and other related assets to the Trust, and the Servicer has agreed to service the Receivables and perform certain other obligations in connection therewith.

(4)                                 The Issuer and U.S. Bank National Association, not in its individual capacity, but solely as indenture trustee (in such capacity, the “Indenture Trustee”), have entered into that certain Master Indenture, dated as of December 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Trust may issue Notes on the date hereof and from time to time hereafter.

(5)                                 The Trust, the Servicer, and the Indenture Trustee have entered into that certain Series 2017-VFN Indenture Supplement, dated as of December 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2017-VFN Supplement”) to provide for, among other things, the creation and issuance of $200,000,000 maximum aggregate principal amount of Series 2017-VFN Floating Rate Asset Backed Notes (the “Series 2017-VFN Notes”) in accordance with Article II of the Indenture.

(6)                                 The Transferor, the Issuer, the Servicer, the Performance Guarantor, the Owners (as defined in the Series 2017-VFN Note Purchase Agreement) from time to time party thereto, the Managing Agents (as defined in the Series 2017-VFN Note Purchase Agreement) from time to time party thereto, and Royal Bank of Canada, as administrative agent (the “Administrative Agent”) have entered into that certain Series 2017-VFN Note Purchase Agreement, dated as of December 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2017-VFN Note Purchase Agreement”), pursuant to which the Owners have agreed to acquire and fund the Series 2017-VFN Notes and perform certain other obligations in connection therewith and the Transferor and the Servicer have agreed to perform certain obligations in connection therewith.

(7)                                 The Issuer and USCC Services, in its capacity as administrator (in such capacity, the “Administrator”) have entered into that certain Administration Agreement, dated as of December 20, 2017 (the “Administration Agreement”), pursuant to which the Issuer has appointed the Administrator to perform certain duties in connection with (i) the Notes issued pursuant to the Indenture from time to time, (ii) the Collateral and (iii) the Equity Certificate, and to provide such additional services consistent with the terms of this Administration Agreement and the Transaction Documents as the Issuer and the Owner Trustee may from time to time request.

(8)                                 The Originators, the Seller, and the Transferor are Subsidiaries of the Performance Guarantor.

(9)                                 As a condition to the obligations pursuant to the Series 2017-VFN Note Purchase Agreement, the Performance Guarantor has agreed to provide this Performance Guaranty.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:

Section 1.                                           DEFINITIONS.

Capitalized terms used, but not otherwise defined herein shall have the respective meanings assigned thereto in Annex A to the Indenture (as defined below) or, if not defined therein, in the Series 2017-VFN Note Purchase Agreement, or if not defined therein, in the other Transaction Documents (as defined in Annex A to the Indenture).

“Guaranteed Documents” means the Transaction Documents to which any Guaranty Party is a party and each other document identified by the Performance Guarantor (in its sole discretion) in writing as a Guaranteed Document.

“Guaranteed Obligations” means, collectively, (i) all covenants, agreements, terms, and conditions to be performed and observed by the Originators under and pursuant to the Receivables Sale Agreement, (ii) all covenants, agreements, terms, conditions and indemnities to be performed and observed by the Seller under and pursuant to each of the Receivables Sale Agreement and the Receivables Purchase Agreement and each other document executed and delivered by the Seller pursuant to the Receivables Sale Agreement and the Receivables

Purchase Agreement, respectively, including, without limitation, the full and punctual payment of all sums which are or may become due and owing by the Seller under each of the Receivables Sale Agreement and the Receivables Purchase Agreement, whether for fees, expenses (including reasonable counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason, (iii) all covenants, agreements, terms, conditions and indemnities to be performed and observed by the Administrator under and pursuant to the Administration Agreement, and each Transaction Document and each other document executed and delivered by the Administrator in its capacity as administrator for the Issuer, respectively, including, without limitation, the full and punctual payment of all sums which are or may become due and owing by the Administrator under the Administration Agreement, whether for fees, expenses (including reasonable counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason, and (iv) all obligations of (1) USCC Services under and pursuant to each of the Transfer and Servicing Agreement, the Administration Agreement, the Indenture, the Series 2017-VFN Supplement and the Series 2017-VFN Note Purchase Agreement and each other document executed and delivered by the Servicer pursuant to the Transfer and Servicing Agreement, the Administration Agreement, the Indenture, the Series 2017-VFN Supplement and the Series 2017-VFN Note Purchase Agreement, respectively, including, without limitation, the full and punctual payment of all sums which are or may become due and owing by the Servicer under the each of the Transfer and Servicing Agreement, the Administration Agreement, the Indenture, the Series 2017-VFN Supplement and the Series 2017-VFN Note Purchase Agreement, whether for fees, expenses (including reasonable counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason or (2) which arise pursuant to Article VII of the Transfer and Servicing Agreement as a result of its termination or replacement as Servicer.

“Guaranteed Party” means the Owners, the Managing Agents, and the Administrative Agent (on behalf of the Owners).

“Guaranty Party” means each of the Originators, the Seller, USCC Services (in its individual capacity and as Servicer, Custodian and Administrator) and any Successor Servicer which is an Affiliate of USCC Services.

Section 2.                                           UNCONDITIONAL GUARANTY OF PERFORMANCE OF OBLIGATIONS.

(a)                                 The Performance Guarantor hereby unconditionally and irrevocably guarantees to each of the Guaranteed Parties to cause the due and punctual performance and observance of the Guaranteed Obligations by the Guaranty Parties.  Without limiting or expanding the foregoing, it is understood and agreed that the Guaranteed Obligations shall not include, and the Performance Guarantor shall not guaranty or otherwise be liable to any Person for (w) any losses, claims, damages, liabilities or expenses (except to the extent the Guaranty Party would be liable to any such Guaranteed Party under a Guaranteed Document for such losses, claims, damages, liabilities or expenses), (x) losses resulting from the performance or collectibility of the Receivables on account of insolvency, bankruptcy or lack of creditworthiness of the obligors, (y) the non-payment or late payment of any Receivable by the obligor thereof, or (z) any act, inaction, obligation or liability of any Person other than a Guaranty Party or the failure to fully and punctually pay, perform or comply with any of the terms, covenants, conditions, agreements, undertakings and obligations on the part of such Person to be paid, performed or complied with by it under any of the Transaction Documents, this Performance Guaranty or otherwise.  The Performance Guarantor shall be liable for the payment of all reasonable costs and expenses paid or incurred by a Guaranteed Party in connection with the collection of all or part of the Guaranteed Obligations from the Performance Guarantor to the extent such costs and expenses are not paid to the Guaranteed Party under the related Guaranteed Document.

(b)                                 In connection with each representation, warranty and covenant made by the Seller pursuant to Articles IV and V of the Receivables Purchase Agreement with respect to the Receivables (and Related Rights):

(i)                                           the Performance Guarantor hereby makes each such representation, warranty and covenant on behalf of each Originator that sells Receivables (and Related Rights) to the Seller pursuant to the Receivables Sale Agreement and guarantees the obligations of each such Originator in connection with any breach thereof or remedy relating thereto; and

(ii)                                  the Performance Guarantor hereby makes each such representation, warranty and covenant on behalf of the Seller and guarantees the obligations of the Seller in connection with any breach thereof or remedy relating thereto, including but not limited to the repurchase and reassignment provisions of Article VII thereof

Section 3.                                           VALIDITY OF OBLIGATIONS.

The Performance Guarantor agrees that its obligations under this Agreement shall be absolute and unconditional, irrespective of (i) the validity, enforceability, disaffirmance, settlement or compromise (by any Person other than one of the Guaranteed Parties, including a trustee in bankruptcy) of the Guaranteed Obligations due to the inability of a Guaranty Party to pay or perform such obligation, (ii) the absence of any attempt to collect the Guaranteed Obligations from a Guaranty Party, (iii) any change of the time, manner or place of performance or payment, or any other term of any of the Guaranteed Obligations, (iv) any law, regulation or order of any jurisdiction affecting any terms of any of the Guaranteed Obligations or rights of the Guaranteed Parties with respect hereto due to the inability of a Guaranty Party to pay or perform such obligation (including any estimation, reduction or valuation of the Guaranteed Obligations made in connection with any proceedings involving a Guaranty Party or the Performance Guarantor filed under the Federal Bankruptcy Code, whether pursuant to Section 502 of the Federal Bankruptcy Code or any other Section thereof), and (v) any other circumstance that would otherwise constitute a legal or equitable discharge or defense of a guarantor.  The Performance Guarantor further agrees that, to the extent that a Guaranty Party on its own behalf pursuant to the Transaction Document, makes a payment or payments to the Guaranteed Parties in respect of the Guaranteed Obligations which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to its estate, trustee, receiver or any other party, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Guaranteed Obligations or part thereof that has been paid, reduced or satisfied by such amount shall be reinstated and continue in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Performance Guarantor waives all set-offs and counterclaims and all presentments, demands for performance, notices of dishonor and notices. After all of the Guaranteed Obligations have been performed or satisfied in full, the Performance Guarantor shall be subrogated to the rights and remedies of the Guaranteed Parties with respect to any Guaranty Party. The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable.

Section 4.                                           REPRESENTATIONS AND WARRANTIES OF THE PERFORMANCE GUARANTOR.

The Performance Guarantor hereby represents and warrants to the Guaranteed Parties as of the Initial Closing Date, the Initial Addition Date, each subsequent Closing Date and on each Addition Date that:

(a)                                 Organization and Good Standing.  It is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Performance Guaranty and the Series 2017-VFN Note Purchase Agreement.

(b)                                 Licenses and Approvals.  It is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in order to be able to execute, deliver and perform its obligations under this Performance Guaranty and the Series 2017-VFN Note Purchase Agreement, in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to do so would not have a Material Adverse Effect.

(c)                                  Power and Authority.  It has the power and authority to execute and deliver this Performance Guaranty and to perform its obligations hereunder and thereunder; and the execution, delivery and performance of this Performance Guaranty and the Series 2017-VFN Note Purchase Agreement, and the consummation by it of the transactions provided for or contemplated thereby, have been duly authorized by it by all necessary corporate action.

(d)                                 Binding Obligation.  Each of this Performance Guaranty and the Series 2017-VFN Note Purchase Agreement constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity, whether applied in a proceeding in equity or at law.

(e)                                  No Violation.  The execution and delivery of this Performance Guaranty and the Series 2017-VFN Note Purchase Agreement, the performance of the transactions contemplated by this Performance Guaranty and the Series 2017-VFN Note Purchase Agreement, and the fulfillment of the terms of this Performance Guaranty and the Series

2017-VFN Note Purchase Agreement by it, will not conflict with, result in any breach of any of the terms or provisions of or constitute (with or without notice or lapse of time or both) a default under, its organizational documents or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties is bound, or violate any material Requirements of Law applicable to it.

(f)                                   No Proceedings.  There are no actions, suits, proceedings or investigations pending, or to its knowledge threatened, against it before any court, arbitrator or Governmental Authority having jurisdiction over it: (i) asserting the invalidity of this Performance Guaranty or the Series 2017-VFN Note Purchase Agreement; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Performance Guaranty; or (iii) seeking any determination or ruling that would have a Material Adverse Effect.  It is not in default with respect to any order, judgment or decree of any court, arbitrator or Governmental Authority.

(g)                                  No Consents.  No consent, license, approval, registration, authorization or declaration of or with any Governmental Authority or other Person is necessary in connection with the execution of delivery of this Performance Guaranty or the Series 2017-VFN Note Purchase Agreement, or performance of the transactions contemplated hereby or thereby, that has not already been obtained except where the failure to so obtain would not have a material adverse effect on the ability of the Performance Guarantor to perform its obligations hereunder.

(h)                                 Financial Statements.  (i) The audited consolidated balance sheet of the Performance Guarantor and its consolidated subsidiaries as of December 31, 2016 and the related consolidated statements of income and cash flows for the fiscal year then ended, delivered to the Administrative Agent on or prior to the Initial Closing Date, fairly present, in conformity with GAAP, the consolidated financial position of the Performance Guarantor and its consolidated subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year; and (ii) the unaudited consolidated balance sheet of the Performance Guarantor and its consolidated subsidiaries as of September 30, 2017 and the related unaudited consolidated statements of income and cash flows for the three months and nine months then ended, delivered to the Administrative Agent on or prior to the Initial Closing Date, fairly present in all material respects, in conformity with GAAP applied on a basis consistent with the financial statements referred to in clause (i) above (except as described in the notes thereto), the financial position of the Performance Guarantor and its consolidated subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

(i)                                     ERISA.  (i) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, and (ii) no ERISA Event has occurred.

(j)                                    Anti-Money Laundering.  The Performance Guarantor warrants that it is acting on its own behalf with respect to all matters associated with this Performance Guaranty and the Series 2017-VFN Note Purchase Agreement.  The Performance Guarantor undertakes to provide each Managing Agent and Owner, upon its reasonable request, with all information and documents which such Managing Agent or Owner requires in order to comply with its obligations under all applicable anti-money laundering laws.

(k)                                 Regulation RR.  The Performance Guarantor, as sponsor, is the appropriate entity to comply with all requirements imposed on the sponsor of a securitization transaction in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”) implementing the credit risk retention requirements of Section 15G of the Exchange Act, in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through one or more wholly-owned affiliates (as defined in the Credit Risk Retention Rules, each a “Wholly-Owned Affiliate”).  The Performance Guarantor or one or more of its Wholly-Owned Affiliates (which will initially be the Transferor) complies in all material respects with the Credit Risk Retention Rules and satisfies the Credit Risk Retention Rules by maintaining a “seller’s interest” (as defined in the Credit Risk Retention Rules) in the Issuer of not less than five percent (5%) of the aggregate unpaid principal balance of all outstanding investor “ABS interests” (as defined in the Credit Risk Retention Rules) of the Issuer, determined in accordance with the Credit Risk Retention Rules, without any impermissible transfer, hedging or financing of such retained interest.

(l)                                     Ownership of the Transferor.  It owns of record all of the issued and outstanding membership interests of the Transferor, all of which have been validly issued, are fully paid and nonassessable and are owned free and clear of all Liens, warrants, options and rights to purchase.

Section 5.                                           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE ORIGINATORS

The Performance Guarantor hereby represents and warrants to the Guaranteed Parties as of the Initial Closing Date, the Initial Addition Date, each subsequent Closing Date and on each Addition Date that:

(a)                                 Due Qualification.  Each Originator is duly qualified to do business as a foreign company and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify could reasonably be expected to have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Seller, any such Originator or the Transferor, or the Seller’s or such Originator’s ability to perform its respective duties under the Receivables Sale Agreement, the Receivables Purchase Agreement and the other Transaction Documents to which it is a party, as applicable.

(b)                                 Licensing.  Each Originator is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction in order to originate, acquire or own the Receivables and to sell the Receivables as contemplated by the Receivables Sale Agreement.

(c)                                  Authorization; Binding Obligation.  Each Originator has the power and authority to make, execute, deliver and perform the Receivables Sale Agreement and all of the transactions contemplated under the Receivables Sale Agreement, and has taken all necessary limited liability company or corporate action, as applicable, to authorize the execution, delivery and performance of the Receivables Sale Agreement.  The Receivables Sale Agreement has been duly executed and delivered by each such Originator, as applicable, and constitutes the legal, valid and binding obligation of the each such Originator, enforceable in accordance with its terms, except as enforcement of such terms may be limited by applicable Insolvency Laws, any applicable law imposing limitations upon, or otherwise affecting, the availability or enforcement of rights to indemnification hereunder, and by the availability of equitable remedies.

(d)                                 All Consents.  All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by each Originator in connection with the execution and delivery by each Originator of the Receivables Sale Agreement and the performance of the transactions contemplated by the Receivables Sale Agreement by each such Originator have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not have a material adverse effect on the Receivables Sale Agreement or the transactions contemplated thereby or under the Transaction Documents or on the ability of any such Originator to perform its obligations under the Receivables Sale Agreement.

(e)                                  No Violations.  Each Originator’s execution, delivery and performance of the Receivables Sale Agreement will not violate any material provision of any existing law or regulation or any order or decree of any court or the certificate of formation, certificate of incorporation, bylaws or limited liability company agreement, as applicable, of any such Originator, as applicable, or constitute a material breach of any mortgage, indenture, contract or other agreement to which any such Originator is a party or by which it or any of its properties may be bound.

(f)                                   No Conflict.  The execution and delivery by each Originator of the Receivables Sale Agreement and the performance by each Originator of the transactions contemplated by the Receivables Sale Agreement and the fulfillment by each Originator of the terms thereof applicable to each such Originator, as applicable, will not conflict with or violate any organizational documents or by-laws applicable such Originator, or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Originator, as applicable, is a party or by which it or its properties are bound (other than violations of such laws, regulations, orders, decrees, mortgages, indentures, contracts and other agreements which do not affect the legality, validity or enforceability of any of such agreements or the Receivables and which, individually or in the aggregate, would not have a material adverse effect on any Originator or the transactions contemplated by, or its ability to perform its obligations under, the Receivables Sale Agreement).

(g)                                  No Proceedings.  There are no Proceedings or investigations pending or, to the best knowledge of the Performance Guarantor, threatened, against any Originator before any Governmental Authority (i) asserting the invalidity of the Receivables Sale Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Receivables Sale Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of such Originator, would materially and adversely affect the performance by such Originator of its respective obligations under the Receivables Sale Agreement, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Receivables Sale Agreement which, in each case, if adversely determined would be reasonably likely to result in a material adverse effect on the transactions contemplated by, or such Originator’s ability to perform its respective obligations under, the Receivables Sale Agreement.

(h)                                 Insolvency.  No Insolvency Event with respect to any Originator has occurred and each transfer of the Receivables and the related Purchased Assets by each Originator to the Seller, and by the Seller to the Purchaser, has not been made in contemplation of the occurrence thereof.

Section 6.                                           COVENANTS

The Performance Guarantor covenants and agrees through the Series 2017 VFN Stated Maturity Date, that:

(a)                                 Performance by Originators.  It will cause the Originators and the Seller to perform and observe for the benefit of the Owners each of the covenants and agreements required to be performed or observed by the Seller in the Transaction Documents to which it is a party.

(b)                                 Compliance with Requirements of Law.  It shall cause (i) the Seller and each Originator to duly satisfy all obligations on its part to be fulfilled under or in connection with the Trust Assets and the related Receivables; (ii) each Originator, the Seller, the Servicer and the Transferor to maintain in effect all material qualifications required under applicable Requirements of Law in order for the Servicer to properly service the Trust Assets and the related Receivables; and (iii) each such entity to comply in all material respects with all other applicable Requirements of Law in connection with the Servicer’s servicing of the Trust Assets and the related Receivables.

(c)                                  Limitation on Transactions with the Transferor and the Issuer.  It will not, and shall cause the Seller and the Originators not to, enter into, or be a party to any transaction with the Transferor or the Issuer, except for (i) the transactions contemplated by the Transaction Documents; (ii) capital contributions by USCC Services to the Transferor which are in compliance with the Transaction Documents; and (iii) to the extent not otherwise prohibited under the Transaction Documents, other transactions in the nature of employment contracts and directors’ fees, upon fair and reasonable terms materially no less favorable to the Transferor or the Issuer than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

(d)                                 Risk Retention Requirement.  The Performance Guarantor, as sponsor, will cause the Transferor to comply with its obligations under Section 4.04 of the Transfer and Servicing Agreement.

(e)                                  Compliance with Covenants.  It will perform and observe for the benefit of the Owners each of the covenants and agreements required to be performed or observed by it in this Performance Guaranty and the Series 2017-VFN Note Purchase Agreement (and, to the extent applicable, under the Transaction Documents).

(f)                                   Financial Reporting.  It shall furnish to the Administrative Agent and each Managing Agent, as soon as practicable after the issuance, sending or filing thereof, but in no event any later than 30 days after sending copies of all proxy statements, financial statements, reports and other communications which the Performance Guarantor sends to its security holders generally, and if the Performance Guarantor is required to file reports with the Commission pursuant to the Securities Exchange Act of 1934, as amended, copies of all regular, periodic and special reports which the Performance Guarantor files with the Commission or with any securities exchange on Form 10-K, 10-Q, 8-K or any successor form thereto; provided, that the requirements of this Section 4.8(b) may be satisfied by the timely filing of any such report with the Commission if such report is available via EDGAR or the Performance Guarantor’s website.

(g)                                  Reporting.  The Performance Guarantor will maintain a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent, each Managing Agent and the Indenture Trustee (which shall make such information available to the Noteholders) and each Managing Agent:

(i)                                     within 120 days after the close of each of its fiscal years, audited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) of the Performance Guarantor and its consolidated subsidiaries for such fiscal year, and copies of all reports and management letters, if any, from the independent certified public accountants to the Performance Guarantor, all certified by the chief financial officer of the Performance Guarantor; provided, that the requirements of this clause (i) may be satisfied by the timely filing of any such report with the Commission if such report is available via EDGAR or the Performance Guarantor’s website;

(ii)                                  within 60 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of the Performance Guarantor and its consolidated subsidiaries, as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the Performance Guarantor for the period from the beginning of such fiscal year to the end of such quarter, all certified by the chief financial officer of the Performance Guarantor; provided, that the requirements of this clause (ii) may be satisfied by the timely filing of any such report with the Commission if such report is available via EDGAR or the Performance Guarantor’s website; and

(iii)                               promptly, from time to time, such other information, documents, records or reports relating to the condition or operations, financial or otherwise, of the Performance Guarantor as any Managing Agent may from time to time reasonably request.

(h)                                 Notices.  It will notify each Managing Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, such written notice shall be accompanied by a statement of the chief financial officer or chief accounting officer of the Performance Guarantor describing the steps, if any, being taken with respect thereto:

(i)                                     any Asset Base Deficiency, Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default, and in any event within five (5) days;

(ii)                                  the institution of any litigation, investigation, arbitration proceeding or governmental proceeding against the Performance Guarantor or any of its subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or the entry of any judgment or decree against the Performance Guarantor or any of its subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and in any event within ten (10) Business Days; and

(iii)                               any material adverse change in the business, operations or financial condition of the Performance Guarantor which reasonably could have a material adverse effect on the ability of the Performance Guarantor to perform its obligations under this Performance Guaranty or the Transaction Documents.

(i)                                     Maintain Existence.  It will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where its business is conducted and which requires such qualification, and will maintain all requisite authority to conduct its business in each jurisdiction in which its business requires such authority.

(j)                                    Compliance with Requirements of Law.  It shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Transaction Documents and this Performance Guaranty, will maintain in effect all material qualifications required under applicable Requirements of Law in order to conduct its business and will comply in all material respects with all other applicable Requirements of Law in connection with the Transaction Documents and this Performance Guaranty.

(k)                                 Fulfillment of Obligations.  It will duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under this Performance Guaranty and the Transaction Documents, and will do nothing to materially impair the rights, title and interest of the Indenture Trustee, the Administrative Agent, any Managing Agent or any Owner in and to the Collateral.

(l)                                     ERISA Reporting and Covenant.

(i)                                     Promptly upon becoming aware of the occurrence of any ERISA Event which together with all other ERISA Events occurring within the prior twelve (12) months could reasonably be expected to involve a payment of money by or an aggregate liability of any member of the ERISA Group or any combination of such entities in excess of $10,000,000, the Performance Guarantor shall give the Administrative Agent and each Managing Agent a written notice specifying the nature thereof, what action the Performance Guarantor or any member of the ERISA Group has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

(ii)                                  Promptly upon receipt thereof, the Performance Guarantor shall furnish to the Administrative Agent and each Managing Agent copies of (x) all notices received by any member of the ERISA Group of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (y) all notices received by any member of the ERISA Group from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving an aggregate withdrawal liability of such member of any other member or members of the ERISA Group in excess of $10,000,000; and (z) all funding waiver requests filed by any member of the ERISA Group with the Internal Revenue Service with respect to any Plan.

(iii)                               The Performance Guarantor shall not permit any event or condition which is described in the definition of ERISA Event to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of ERISA Event occurring within the prior twelve (12) months, involves the payment of money by or an incurrence of liability of the Performance Guarantor or any member of the ERISA Group in an aggregate amount that would have a Material Adverse Effect on the Performance Guarantor or the Issuer.

(m)                             Ratings of Commercial Paper Notes.  To the extent that any rating provided with respect to a Conduit Purchaser’s Commercial Paper Notes by any rating agency is conditional upon the furnishing of documents or the taking of any other action by the Performance Guarantor, then such party, as applicable, shall take all reasonable actions to furnish such documents and take any such other action.

(n)                                 Information from the Performance Guarantor.  So long as any Series 2017-VFN Notes remain outstanding, the Performance Guarantor (for itself and on behalf of the Seller and the Originators) will furnish to the Administrative Agent and each Managing Agent:

(i)                                     a copy of each certificate, opinion, report, statement, notice or other communication (other than investment instructions) furnished by or on behalf of such party to the Indenture Trustee or any Rating Agency under the Indenture or the Series 2017-VFN Supplement or any other Transaction Document, concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other communication received by or on behalf of such party under the Indenture or the Series 2017-VFN Supplement; and

(ii)                                  such other information (including non-financial information), documents, records or reports reasonably related to the Transaction Documents or the transactions contemplated thereby and respecting the Issuer, the Receivables, the Transferor, the Seller, the Originators, the Performance Guarantor and the Servicer, as the Administrative Agent, any Conduit Purchaser or any Managing Agent may from time to time reasonably request.

(iii)                               promptly following the sending or filing thereof, copies of all registration statements which the Transferor, the Seller, the Performance Guarantor or the Servicer files with the Commission or any national securities exchange in connection with the Issuer, the Indenture, the Series 2017-VFN Supplement or any Series 2017-VFN Notes.

(o)                                 Amendments.  The Performance Guarantor will not, and will cause the Seller, the Originators, the Servicer and the Transferor not to, make, or permit any Person to make, any amendment, modification or change to, or provide any waiver under the Transaction Documents except in accordance with Section 7.1(c) of the Series 2017-VFN Note Purchase Agreement.

(p)                                 Revision of Eligibility Criteria.  The Performance Guarantor agrees that it will not, and will cause its Affiliates not to, modify, amend or delete any portion of the definition of Eligible Institution, Eligible Investments, Eligible Receivable or Eligible Servicer, except in accordance with the provisions of Section 7.1(c) of the Series 2017-VFN Note Purchase Agreement.

(q)                                 Merger or Consolidation of, or Assumption, of the Obligations of the Performance Guarantor.  Any Person (i) into which the Performance Guarantor may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Performance Guarantor shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Performance Guarantor, or (iv) succeeding to the business of the Performance Guarantor, which Person shall execute an agreement of assumption to perform every obligation of the Performance Guarantor under this Performance Guaranty, shall be the successor to the Performance Guarantor under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement.  The Performance Guarantor shall provide notice of any merger, consolidation, succession, conveyance or transfer pursuant to this section to each Managing Agent.

(r)                                    Notwithstanding the foregoing, the Performance Guarantor will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i)                                     the Person formed by such consolidation or into which the Performance Guarantor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Performance Guarantor substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Performance

Guarantor is not the surviving Person, such Person shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Transferor or the Seller, as applicable, hereunder;

(ii)                                  immediately after giving effect to such transaction, no representation or warranty made pursuant to Article III of the Series 2017-VFN Note Purchase Agreement shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default shall have occurred; and

(iii)                               the Performance Guarantor has delivered to the Administrative Agent and each Managing Agent an Officer’s Certificate stating that such consolidation, merger, conveyance or transfer complies with this Section 5(r), and that all conditions precedent herein provided for relating to such transaction have been complied with, and an Opinion of Counsel to the effect that the agreement referred to in Section 4.10(b)(iv) above is the legal, valid and binding obligation of such successor Person enforceable against such successor Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(s)                                   Separate Existence.  The Performance Guarantor will take all reasonable steps (including, without limitation, all steps necessary or that the Administrative Agent may from time to time reasonably request) to maintain the Seller’s, the Transferor’s and the Issuer’s identity as a separate legal entity from it and to make it manifest to third parties that each of the Transferor and the Issuer is an entity with assets and liabilities distinct from those of it and each of its other Affiliates.  Without limiting the generality of the foregoing, the Performance Guarantor shall:

(i)                                     cause the board of directors or managers of the Transferor to at all times have at least one (1) member of which is an Independent Director;

(ii)                                  cause the Transferor to conduct its affairs strictly in accordance with its limited liability company agreement and to observe all necessary, appropriate and customary company formalities as a distinct entity, and ensure that all company actions relating to (A) the selection, maintenance or replacement of any Independent Director, (B) its dissolution or liquidation or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding of it are duly authorized by unanimous vote of its board of directors or managers (including the Independent Directors);

(iii)                               maintain its books and records separate from those of the Transferor and the Issuer and maintain records of all intercompany debits and credits and transfers of funds made by it on the Transferor’s or the Issuer’s behalf;

(iv)                              except as otherwise contemplated under the Transaction Documents, prevent the commingling of its funds or other assets with those of the Transferor and the Issuer, and not maintain bank accounts or other depository accounts to which the Transferor or the Issuer is an account party, into which the Transferor or the Issuer makes deposits or from which the Transferor or the Issuer has the power to make withdrawals except as otherwise contemplated under the Transaction Documents with respect to the Issuer’s or the Servicer’s administration of Collections on the Receivables;

(v)                                 not enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with the Transferor or the Issuer which is on terms that are less favorable to it than those that might be obtained in an arm’s length transaction at the time from Persons who are not Affiliates and which is not evidenced by or pursuant to a written agreement;

(vi)                              not pay the operating expenses and liabilities of the Transferor or the Issuer;

(vii)                           conduct its business separate and distinct from the offices of, or any space occupied by, the Transferor or the Issuer and allocate fairly with the Transferor and the Issuer any overhead, if relevant, for shared office space or business facilities or equipment;

(viii)                        conduct its business and act solely in its own name, through its own officials or representatives where relevant, and not hold the Transferor or the Issuer out as a “division” or “part” of it (although litigation may be filed with respect to the Collections in the name of the Servicer);

(ix)                              have stationery and other business forms and a telephone number separate from that of the Transferor or the Issuer;

(x)                                 cause any financial statements consolidated with those of the Transferor or the Issuer to state that the Transferor’s and Issuer’s business consists of the purchase of Receivables from it and that each of the Transferor and the Issuer is a separate legal entity with its own separate creditors who, in any liquidation of the Transferor or the Issuer, will be entitled to be satisfied out of the Transferor or the Issuer’s assets prior to any value in the Transferor or the Issuer becoming available to the Transferor’s or the Issuer’s equity holders; and

(xi)                              take all other actions reasonably necessary on its part to operate its business and perform its obligations under the Transaction Documents in a manner consistent with the factual assumptions described in the legal opinions with respect to non-consolidation and true sale matters of Sidley Austin LLP delivered to the Indenture

Trustee, the Administrative Agent and the Managing Agents pursuant to Transaction Documents on the Initial Closing Date to the extent applicable to it.

Section 7.                                           AMENDMENTS, ETC.

No amendment or waiver of any provision of this Performance Guaranty, and no consent to any departure by the Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Performance Guarantor and consented to in writing by all of the Guaranteed Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.                                           ADDRESSES FOR NOTICES.

All notices and other communications provided for hereunder shall, unless otherwise stated herein be in writing (including email and facsimile communication) and shall be delivered or sent by email or facsimile, or by mail, overnight mail or messenger, to the intended Person at the mailing address or facsimile number of such Person set forth, with respect to the Performance Guarantor, under its name on the signature pages hereof and, with respect to any Guaranteed Party or any other Person, the address specified for such Person in the Transaction Documents, or, in each case, at such other address, email address or facsimile number as shall be designated by such Person in a written notice to the other signatories hereto. All such notices and communications shall be effective (i) if delivered by standard mail, overnight mail or messenger, when received, and (ii) if transmitted by email or facsimile, when sent, receipt confirmed by telephone or electronic means.

Section 9.                                           NO WAIVER; REMEDIES.

No failure on the part of any party hereto or beneficiary hereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 10.                                    NONPETITION.

Notwithstanding any prior termination of this Performance Guaranty, the Performance Guarantor shall not, prior to the date that is one year and one day after the Series 2017-VFN Note Purchase Agreement is no longer in effect, acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Transferor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Transferor or any substantial portion of their property, or ordering the winding up or liquidation of the affairs of the Transferor.

Section 11.                                    TERMINATION.

The obligations of the Performance Guarantor hereunder for the benefit of any Guaranteed Party shall terminate upon the payment in full of the payment obligations owed to such Guaranteed Party under the Series 2017-VFN Note Purchase Agreement, and this Performance Guaranty shall terminate in whole upon the repayment in full of the payment obligations for all Guaranteed Parties under the Series 2017-VFN Note Purchase Agreement.

Section 12.                                    THIRD PARTY BENEFICIARIES.

The Performance Guarantor hereby acknowledges and agrees that each of the Guaranteed Parties is an express third party beneficiary of this Performance Guaranty and each of the Guaranteed Parties is entitled to enforce the provisions hereof.

Section 13.                                    FURTHER ASSURANCES.

The Performance Guarantor agrees that it will, promptly following request therefor, furnish to the Guaranteed Parties (and their respective assigns), such information regarding the operations, business affairs and financial condition of the Performance Guarantor, or compliance with this Performance Guaranty, as the Guaranteed Parties (and their respective assigns) may reasonably request.  The Performance Guarantor also agrees to do all such things and execute all such documents as the Guaranteed Parties (and their respective assigns) may reasonably consider necessary or desirable to give full effect to this Performance Guaranty and to perfect and preserve the rights and powers of the Guaranteed Parties (and their respective assigns) hereunder.

Section 14.                                    SUCCESSORS AND ASSIGNS.

This Performance Guaranty shall be binding upon the Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by the Guaranteed Parties and their respective successors and permitted assigns.

Section 15.                                    GOVERNING LAW; JURISDICTION.

THIS PERFORMANCE GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PERFORMANCE GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS PERFORMANCE GUARANTY, EACH PARTY HERETO HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.

Section 16.                                    CONSENT TO JURISDICTION.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PERFORMANCE GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FEDERAL COURT SITTING IN THE

SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS PERFORMANCE GUARANTY, THE PERFORMANCE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE PERFORMANCE GUARANTOR IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PERFORMANCE GUARANTY OR ANY DOCUMENT RELATED HERETO. THE PERFORMANCE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 17.                                    WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY OR THE ACTIONS OF THE GUARANTEED PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Section 18.                                    COUNTERPARTS.

This Performance Guaranty may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute but one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the Performance Guarantor has caused this Performance Guaranty and Parent Undertaking Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

UNITED STATES CELLULAR CORPORATION, as Performance Guarantor

By:
Name:	John M. Toomey
Title:	Authorized Person and Vice President and Assistant Treasurer of Telephone and Data Systems, Inc.

By:
Name:	Steven T. Campbell
Title:	Executive Vice President — Finance, Chief Financial Officer and Treasurer

Notice Address:

United States Cellular Corporation
30 N. LaSalle, Suite 4000
Chicago, IL 60602
Attention: John M. Toomey
Telephone 312-592-5308
Facsimile: 608-830-5530
Email: John.Toomey@tdsinc.com

With copies to (which shall not constitute notice):

United States Cellular Corporation
8410 West Bryn Mawr Avenue
Chicago, IL 60631
Attention: Steven T. Campbell
Telephone: 773-399-4850
Facsimile: 773-399-8959
Email: steve.campbell@uscellular.com

Sidley Austin LLP
One S. Dearborn Street
Chicago, IL 60603
Attention: Stephen P. Fitzell, General Counsel
Telephone: 312-853-7379
Facsimile: 312-853-7036
Email: sfitzell@sidley.com

[Signature Page to Performance Guaranty and Parent Undertaking Agreement]

Accepted as of the date hereof:

ROYAL BANK OF CANADA,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Performance Guaranty and Parent Undertaking Agreement]